Exhibit 32.1

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the Amended Quarterly Report on Form 10-Q of Specificity, Inc. (the “Company”) for the quarter ended September 30, 2022 (the “Amended Report”), I, Jason Wood, Chief Executive Officer and Chief Financial Officer, certify as follows:

A)	the Amended Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)), and

B)	the information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Amended Report.

This statement is authorized to be attached as an exhibit to the Amended Report so that this statement will accompany the Amended Report at such time as the Amended Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. Pursuant to Securities and Exchange Commission Release 33-8238, dated June 5, 2003, this certification is being furnished and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any registration statement of the Company filed under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 29, 2022	By:	/s/ Jason Wood
	Name:	Jason Wood
	Title:	Chief Executive Officer (Principal Executive Officer) Chief Financial Officer (Principal Accounting Officer) (Principal Financial Officer)